Exhibit 10.2

COMMERCIAL FUNDING AND REPAYMENT AGREEMENT

This COMMERCIAL FUNDING AND REPAYMENT AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2025 (the “Effective Date”), by and among IX Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), IX Acquisition Sponsor LLC, a Delaware limited liability company (the “SPAC Sponsor”), and Aerkomm Inc., a Nevada corporation (“AERKOMM”). Each of the SPAC, the SPAC Sponsor, and AERKOMM may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the SPAC Sponsor has funded $130,000 to the SPAC on May 12, 2025 as a bridge loan (the “Bridge Financing”) to fund one month of working capital;

WHEREAS, AERKOMM intends to file its Form 10-K for the fiscal year ended December 31, 2024, no later than July 21, 2025 (the “10-K Filing”), and to raise capital through (i) a $1,500,000 financing referred to herein as “SAFE Note Agreement No. 3” and (ii) a second $1,500,000 financing referred to herein as “SAFE Note Agreement No. 4” (together, the “Capital Raises”);

WHEREAS, AERKOMM has committed, on the terms detailed herein, to use proceeds from the Capital Raises to fund the SPAC’s working capital needs for May 12, 2025 through September 12, 2025, at the rate of $130,000 per month and, thus, in an aggregate amount of $520,000 (the “Working Capital Financing”), inclusive of the repayment of the Bridge Financing; and

WHEREAS, pursuant to Section 8.13(b) of that certain Merger Agreement by and among the SPAC, AERKOMM and AKOM Merger Sub, Inc. dated as of March 29, 2024, as amended (the “Merger Agreement”) and as set forth in an invoice dated June 5, 2025, and separately provided by the SPAC to AERKOMM (the “June 5th Invoice”), AERKOMM has accrued $500,000 in payables (plus $12,500 in late fees) specific to reimbursing working capital and general corporate expenses of the SPAC, owed to the SPAC, and AERKOMM has agreed that such payables (the “Working Capital Accrued Invoices”) will be repaid in accordance with the terms herein.

WHEREAS, AERKOMM has accrued, and may continue to accrue delay charges owed to the SPAC in accordance with Sections 8.13(a) and (c) of the Merger Agreement and as reflected in the June 5th Invoice (the “Outstanding Accrued Delay Charges”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

FUNDING TERMS

1.1            SPAC Sponsor Financing. On May 12, 2025, the SPAC Sponsor shall provide $130,000 as the Bridge Financing to the SPAC to fund one month of working capital.

ARTICLE 2

AERKOMM COMMITMENTS

2.1            10-K Filings. AERKOMM shall exercise best efforts to file its Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”) no later than July 21, 2025.

2.2            SAFE Note Agreement No. 3. AERKOMM shall close SAFE Note Agreement No. 3, in the principal amount of $1,500,000, no later than five (5) business days following the 10-K Filing, and, in any event, no later than June 12, 2025.

Within two (2) business days of the closing of SAFE Note Agreement No. 3, AERKOMM shall (i) wire $520,000 to the SPAC as the Working Capital Financing (per wire instructions set forth in Exhibit A); and (ii) wire $150,000 to the SPAC as partial repayment of the Working Capital Accrued Invoices, and the SPAC shall use the $150,000 received to repay an equal amount of the outstanding Extension Promissory Notes of the SPAC.

Within two (2) business days of receipt of the Working Capital Financing, the SPAC shall repay the $130,000 Bridge Financing to the SPAC Sponsor (per wire instructions set forth in Exhibit B) . If the closing of the merger between the SPAC and AERKOMM (the “Merger”) contemplated by the Merger Agreement occurs before September 12, 2025, the Working Capital Financing paid by AERKOMM will be credited pro rata against any other amounts owing to the SPAC as of such closing.

2.3            SAFE Note Agreement No. 4. AERKOMM shall close SAFE Note Agreement No. 4 (which may comprise more than one SAFE note), in a principal amount of not less than $1,500,000, no later than five (5) business days following the 10-K Filing, and, in any event, no later than July 31, 2025.

Within two (2) business days of the closing of SAFE Note Agreement No. 4, AERKOMM shall wire $200,000 to the SPAC as additional repayment of the Working Capital Accrued Invoices, and the SPAC shall use the $200,000 received to repay an equal amount of the outstanding Extension Promissory Notes between the SPAC and the SPAC Sponsor.

2.4            First Quarter 10-Q. AERKOMM will exercise best efforts to file its First Quarter Form 10-Q with the SEC no later than July 21, 2025.

2.5            Second Quarter 10-Q. AERKOMM will exercise best efforts to file its Second Quarter Form 10-Q with the SEC no later than August 15, 2025.

ARTICLE 3

SHORTFALL PROTECTION

3.1            Shortfall Protection. If by July 4, 2025, AERKOMM has not repaid at least $350,000 of the Working Capital Accrued Invoices, then a minimum of $260,000 (or the remaining balance of the Working Capital Financing, if less) shall be immediately used by the SPAC to repay an equal amount of its Extension Promissory Notes to the SPAC Sponsor.

ARTICLE 4

COMPLETE INITIAL REPAYMENT

4.1            Complete Working Capital Accrued Invoices Payment. Within one (1) business day of the closing of the Merger, AERKOMM shall pay to the SPAC the remaining balance of the Working Capital Accrued Invoices, which shall fully settle the liability between the Parties specific to the commitment to offset the working capital and general corporate expenses of the SPAC since January 1, 2025. For the avoidance of doubt, this Agreement does not preclude the Parties from reaching a separate agreement regarding the payment, settlement, or cancellation, in whole or in part, of the Outstanding Accrued Delay Charges.

ARTICLE 5

RETAINED LIABILITY DUE TO DELAY CHARGES

4.1            Retain and Accrue Delay Charges. Unless and until the closing of the Merger, AERKOMM shall maintain a balance of the Outstanding Accrued Delay Charges owed to the SPAC. For the avoidance of doubt, at or before the closing of the Merger, the Parties may reach a separate agreement regarding the payment, settlement, or cancellation, in whole or in part, of the Outstanding Accrued Delay Charges.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

5.1            Representations and Warranties. Each Party represents and warrants that it has the full right, power, and authority to enter into this Agreement and perform its obligations hereunder.

ARTICLE 7

MISCELLANEOUS

6.1            Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement among the Parties relating to the subject matter hereof.

6.2            Amendments. Any amendments or modifications must be in writing and signed by all Parties.

6.3            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

6.4            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

IX ACQUISITION CORP.

By:	/s/ Noah Aptekar
Name: Noah Aptekar
Title: CEO

IX ACQUISITION SPONSOR LLC

By:	/s/Noah Aptekar
Name: Noah Aptekar
Title: Managing Member

AERKOMM INC.

By:	/s/ Louis Giordimaina
Name: Louis Giordimaina
Title: CEO